Exhibit 10.18

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS EITHER (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, OR DISCLOSURE OF SUCH INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY. REDACTED INFORMATION IS MARKED WITH A [*****]

LEASE AGREEMENT

by and between

LECHAR REALTY SUB 2 LLC

as Landlord

and

NANO NUCLEAR ENERGY INC.

as Tenant

Premises:	Entire 30th Floor
1441 Broadway
New York, New York

TABLE OF CONTENTS

1. Rent	1
2. Occupancy	1
3. Alterations	1
4. Repairs	3
5. Window Cleaning	4
6. Requirements of Law, Fire Insurance, Floor Loads	4
7. Subordination	4
8. Property - Loss, Damage, Reimbursement, Indemnity	5
9. Destruction, Fire and Other Casualty	5
10. Eminent Domain	6
11. Assignment, Mortgage, Etc	6
12. Electricity and Utilities	10
13. Access to Premises	13
14. Vault, Vault Space, Area	13
15. Occupancy	14
16. Bankruptcy	14
17. Default	15
18. Remedies of Landlord and Waiver of Redemption	16
19. Fees and Expenses	17
20. Building Alterations and Management	17
21. No Representations by Landlord	17
22. End of Term; Holdover	18
23. Quiet Enjoyment	18
24. Failure to Give Possession	18
25. No Waiver	18
26. Waiver of Trial by Jury	19
27. Inability to Perform	19
28. Notices	19
29. Services Provided By Landlord	20
30. Captions	21
31. Definitions	21
32. Estoppel Certificate	22
33. Rules and Regulations	22
34. Security	22
35. Adjacent Excavation – Shoring	24
36. Successors and Assigns	24
37. Intentionally Omitted	24
38. Additional Definitions	24
39. Escalations for Increase in Real Estate Taxes	25
40. Rent Restrictions; Occupancy/Rent Tax	26
41. Fixed Rent Credit	26
42. Landlord’s Work.	27
43. Intentionally Omitted	27
44. Limitation of Liability	27
45. Indemnification and Insurance	27
46. Landlord’s Right to Relocate Tenant	29
47. Broker	29
48. Binding Effect	30
49. Miscellaneous	30
50. Yellowstone Relief	33

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SCHEDULE A	FLOOR PLAN

SCHEDULE 1	FIXED RENT SCHEDULE

SCHEDULE 15	INVENTORY/ PHOTOS OF FURNITURE

SCHEDULE 33	RULES AND REGULATIONS

SCHEDULE 34	FORM OF GUARANTY

SCHEDULE 42	LANDLORD’S WORK

SCHEDULE 42-A	LANDLORD’S WORK LOCATION PLAN

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LEASE AGREEMENT

LEASE AGREEMENT, made as of this 7th day of March, 2024 between LECHAR REALTY SUB 2 LLC, a Delaware limited liability company, having an office c/o Charney Management LLC, 1441 Broadway, New York, New York 10018 (“Landlord”), and NANO NUCLEAR ENERGY INC., a New York corporation, having an office at 10 Times Square, New York, NY 10018 1 (“Tenant”).

WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the entire thirtieth (30th) floor as shown on the floor plan annexed hereto and made a part hereof as Schedule A (the “Premises”) in the building known as 1441 Broadway in the Borough of Manhattan, City of New York (the “Building”), for the term of eighty-eight (88) months (or until such term shall sooner cease and expire as hereinafter provided) (the “Term”) which shall commence on April 1, 2024 (the “Commencement Date”) and shall expire nevertheless on July 31, 2031 (the “Expiration Date”), both dates inclusive, at annual rental rates, as provided in the Fixed Rent Schedule annexed hereto and made a part hereof as Schedule 1 (the “fixed rent” or “Fixed Rent” or “Fixed Annual Rent”), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off, counterclaim or deduction whatsoever. The first (1st) monthly installment of Fixed Rent in the amount of Thirty-Three Thousand Six Hundred Five and No/100 Dollars ($33,605.00) shall be paid by Tenant upon execution of this Lease.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1. Rent. Tenant shall pay the rent as above and as hereinafter provided in Schedule 1.

2. Occupancy. Tenant shall use and occupy the Premises as executive and administrative offices and for no other purpose.

3. Alterations. A. Tenant shall make no changes in or to the Premises of any nature without Landlord’s prior written consent, provided, however, that Tenant may make purely decorative or other minor cosmetic changes, such as painting, carpeting and the installation, removal, or relocation of moveable partitions (collectively, “Decorative Alterations”) without Landlord’s consent, but upon notice to Landlord. Subject to the prior written consent of Landlord, not to be unreasonably withheld, conditioned, or delayed and to the provisions of this Article, Tenant at Tenant’s expense, may make non-structural alterations, installations, additions or improvements which do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises using licensed and reputable contractors or mechanics first approved by Landlord, which approval Landlord will not unreasonably withhold or delay. All labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord and other tenants in the Building, it being agreed that if such labor shall be incompatible, Tenant shall promptly, on Landlord’s demand, withdraw such labor from the Premises, with the understanding that non-union labor may be acceptable. Tenant shall, at its expense: (a) before making any alterations, additions, installations or improvements, obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and promptly deliver duplicates of all of same to Landlord; and (b) within fifteen (15) days following the completion of any such alterations, additions, installations or improvements, obtain a certificate of completion, certificate of final approval and all final signs offs required by any governmental or quasi-governmental bodies in connection with any such alterations, additions, installation or improvements and deliver duplicates of same to Landlord. Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Landlord may require. Tenant (and/or its contractors) shall in no event perform any work which will negatively affect the Building’s utility systems, including, but not limited to, electrical main feeds, panels and riser, plumbing, water and waste run outs and mains, telephone, main security lines, hot or cold riser run outs and main air supply ducts or plenums. Any work in the vicinity of such utilities or lines shall be carried out so as to minimize any damage thereto. Any such damage must be promptly reported to Landlord and promptly repaired at Tenant’s cost.

1 TENANT: Please provide state of incorporation and address.

B. As a condition to Tenant performing any work, alterations (including, without limitation, Alteration Work) in or to the Premises having an aggregate cost in excess of $50,000.00 or more, and prior to the commencement of any such work or alterations, Tenant shall furnish a contractor’s performance and payment bond guaranteeing lien free completion of the work or alterations and payment of obligations to its sub-contractors and suppliers. The form and substance of such bond shall be reasonably acceptable to Landlord, providing for a direct right of action against the surety by a claimant, naming Landlord and its Superior Lessor and Superior Mortgagee (as such terms are defined herein) as co-obligees, and shall be underwritten by a surety company authorized to do and doing business in the State of New York and with a “Best” rating of A, or better.

C. Tenant shall not file any mechanic’s, laborer’s or materialman’s lien, or suffer or permit any such lien to be filed against the Premises, including the Building or any part thereof by reason of work, labor, services, or materials requested and/or supplies claimed to have been requested by or on behalf of Tenant; and if such lien shall at any time be so filed, within thirty (30) days after Tenant shall receive notice of said filing Tenant shall cause said lien to be canceled and discharged of record. To the extent Tenant fails to remove (by bonding or otherwise) any mechanic’s, laborer’s or materialman’s lien filed against the Premises, including the Building or any part thereof within the time period set forth above, the same shall be deemed a default hereunder entitling Landlord to all rights and remedies pursuant to law and this Lease including without limitation the right to arrange to bond or pay the amount of such claim upon which the lien is based and/or utilize the Security Deposit (as defined below) therefor and Tenant shall thereafter pay and be liable to Landlord for the amount so paid by Landlord, as Additional Rent, immediately upon demand, together with interest thereon at the highest rate permissible by law and all costs and expenses, including reasonable attorneys’ fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as Additional Rent, within ten (10) days following Landlord’s demand therefor. The provisions of this Paragraph shall survive the termination of this Lease.

D. All fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord on Tenant’s behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises except with respect to those installations that (i) Tenant is notified to remove prior to the Expiration Date or (ii) are Specialty Alterations (as hereinafter defined) which shall be removed from the Premises by Tenant prior to the expiration of the Lease, at Tenant’s expense. Notwithstanding the foregoing, if Tenant at the time it requests Landlord’s approval of any installation or alteration shall also request that Landlord notify Tenant as to whether Tenant will be required to restore said installations or alterations, then Landlord will notify Tenant at the time of its approval (if approved) whether said installations or alterations will be required to be removed by Tenant at the end of the Term, at Tenant’s sole cost and expense. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment. Upon removal of any furniture, fixtures, and equipment from the Premises or upon removal of other installations as required hereunder, Tenant shall immediately and at its expense, repair the Premises (and/or the Building, as the case may be) to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. All personal property permitted or required to be removed by Tenant at the end of the term remaining in the Premises after the Expiration Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or removed from the Premises by Landlord, at Tenant’s expense. “Specialty Alteration(s)” shall include, without limitation, installations by or on behalf of Tenant consisting of kitchens, executive bathrooms, satellite dishes and/or similar antennae devices, raised computer floors, computer installations, vaults, libraries, filing systems which are built-in and/or penetrate or otherwise affect any floor slab to a greater than de minimis extent, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, supplemental HVAC systems, any installations which are structural in nature or penetrate or otherwise affects any floor slab to a greater than de minimis extent, and other installations of a similar character which are not customary for general office use in non-institutional office buildings in midtown Manhattan. If Landlord’s insurance premiums are increased as a result of any Specialty Alterations, Tenant shall pay each such increase each year as Additional Rent upon receipt of a bill therefor from Landlord.

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E. Tenant shall submit all plans and specifications as Landlord shall require in connection with Tenant’s request for Landlord’s approval of the work Tenant requests to make to or in the Premises (including without limitation, any initial work to prepare the Premises for Tenant’s occupancy) (“Alteration Work”), and Landlord agrees to notify Tenant of its approval or disapproval within twenty (20) Business Days (as defined herein) of receipt of Tenant’s plans for the Alteration Work.

F. In connection with Landlord’s review, modification, approval of plans and specifications for, and supervision and/or coordination of, any Alteration Work, alterations or installations, including any applications in connection therewith, Tenant shall, within five (5) days after demand therefor, reimburse Landlord for any reasonable out-of-pocket fees, expenses and other charges incurred by Landlord in connection with such review, modification, supervision and/or coordination (including, but not limited to, fees charged by Landlord’s architect, consultant or agents.

G. In performing any alterations or installations, Tenant shall be responsible for the cost of compliance with all applicable governmental rules and regulations including without limitation The Americans With Disabilities Act of 1990, Public Law 101-336 42 U.S.C. Secs. 12101 et seq. together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder.

H. With respect to any proposed alterations, Tenant shall, submit (a) “load letter” evidencing Tenant’s proposed floor and electrical loads and (b) final “as built” plans (promptly upon completion).

4. Repairs. Landlord shall maintain and repair the exterior of and the public and structural portions of the Building including the roof of the Building, and all Building systems servicing the Premises not otherwise the responsibility of Tenant hereunder, except to the extent such repair or maintenance is caused or necessitated by Tenant’s (or any of its agents, employees, occupants, servants or contractors) acts, negligence or willful misconduct. Tenant shall, throughout the term of this Lease, take good care of the Premises including the windows and window frames and, the fixtures and appurtenances therein and at Tenant’s sole cost and expense promptly make all repairs thereto and to the Building, whether structural or non-structural in nature, caused by or resulting from the carelessness, acts, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees or any Tenant’s work or alterations. Tenant shall also repair all damage to the Building and the Premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after fifteen (15) days’ notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible, as Additional Rent, after rendition of a bill or statement therefor. If the Premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines leading to the Premises and following such notice, Landlord shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are the obligation of Tenant hereunder or are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. To the extent any plumbing, heating system or electrical lines or other like installations are installed by Tenant, Landlord shall have no responsibility to repair and maintain the same, the repair and maintenance of said installations being Tenant’s sole responsibility. There shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in and to the fixtures, appurtenances or equipment thereof. Landlord will use commercially reasonable efforts to make any repairs that Landlord is required to make as reasonably promptly as possible with diligence so as to minimize any interference with or disturbance to Tenant and its use of the Premises pursuant hereto, provided however Landlord shall not be required to employ labor at overtime rates. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 shall apply.

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5. Window Cleaning. Tenant will not clean nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

6. Requirements of Law, Fire Insurance, Floor Loads. Prior to the commencement of the Term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the Building, if arising out of Tenant’s manner of use of the Premises or the Building (including the mere use permitted under this Lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto or resulting from the performance or installation of any Tenant’s work or alterations. Tenant shall also be responsible for complying with the Americans with Disabilities Act (“ADA”) as it relates to the Premises. Tenant shall not do nor permit any act or thing to be done in or to the Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Premises in a manner which will increase the insurance rate for the Building or any property located therein. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” or rate for the Building or Premises issued by a body making fire insurance rates applicable to said Premises, shall be conclusive evidence of the facts therein stated and of the items and changes in the fire insurance rates applicable to the Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Landlord shall also have the right to access the Premises, subject to the provisions of Article 13 hereof, to review Tenant’s structural loading. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, the Building, the Land or the conduct of business thereon or therein, then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Should any alterations or Alteration Work, or Tenant’s use or manner of use of the Premises require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, (i) take all actions necessary in order to procure any such modification or amendment or a change in the occupancy group, if necessary, and (ii) reimburse Landlord as Additional Rent hereunder for all costs and expenses Landlord incurs in connection therewith. The foregoing provisions are not intended to be Landlord’s consent to any alterations or to a use of the Premises not otherwise permitted hereunder nor to require Landlord to effectuate such modifications or amendments to any Certificate of Occupancy. Tenant agrees that Tenant shall not permit occupancy in the Premises by more people than shall be permitted under applicable legal requirements.

7. Subordination. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises form a part thereof, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. If requested, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form, that Landlord, any Superior Lessor (as defined herein) or Superior Mortgagee may request to evidence such subordination. If, in connection with the financing of the Land, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution, Superior Mortgagee, or Superior Lessor, as the case may be, requests modifications of this Lease that do not increase rent or change the Term of this Lease, or otherwise materially and adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications. Any lease to which this Lease is, at the time referred to, subject and subordinate, is herein called “Superior Lease”, and any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called “Mortgage”.

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8. Property - Loss, Damage, Reimbursement, Indemnity. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature. Landlord or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor any abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an actual or constructive eviction. Landlord will use commercially reasonable efforts to make any repairs as a result of Landlord’s own acts as reasonably promptly as possible with diligence so as to minimize any interference with or disturbance to Tenant and its use of the Premises pursuant hereto, provided, however Landlord shall not be required to employ labor at overtime rates. Tenant shall indemnify, save harmless and defend Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the acts or omissions of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this Lease extends to the acts and omissions of any sub-tenant of Tenant and any sub-tenant, agent, contractor, employee, invitee or licensee of any sub-tenant of Tenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

9. Destruction, Fire and Other Casualty. The following shall apply in the event of a fire or other casualty: (a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth; (b) If the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until the date when the core and shell of the Premises shall be substantially completed, shall be apportioned from the day following the casualty according to the portion of the Premises which is usable; (c) If the Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the core and shell of the Premises shall have been substantially completed by Landlord, subject to Landlord’s right to elect not to restore the same as hereinafter provided; (d) If the Premises are rendered wholly unusable or (whether or not the Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any such events, Landlord may elect to terminate this Lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord’s control. After any such casualty, Tenant shall cooperate with Landlord’s restoration by removing from the Premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Landlord that the Premises are substantially ready for Tenant’s occupancy. Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and or furnishing or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

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Notwithstanding the foregoing, in the event that all or substantially all of the Premises are substantially damaged (as reasonably determined by Landlord) from fire or casualty during the last twelve (12) months of the term of the Lease, then Landlord may terminate this Lease and the term and estate hereby granted by giving a notice to such effect to Tenant within fifteen (15) days from the date of such fire or casualty, and the Term and estate hereby granted shall terminate as of the date occurring thirty (30) days following such notice as if such date were the date set forth in this Lease as the Expiration Date.

10. Eminent Domain. If the whole or any part of the Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

11. Assignment, Mortgage, Etc. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance. Transfer of the majority of the stock of a corporate Tenant and/or the issuance of new stock or other ownership interests in Tenant shall be deemed an assignment of this Lease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant (beyond any applicable notice, grace or cure periods), collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be constructed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

Notwithstanding the foregoing, and in modification and amplification thereof:

A. If Tenant shall desire to assign this Lease or to sublet the Premises (no partial subletting shall be permitted), Tenant shall submit to Landlord a written request for Landlord’s consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the proposed assignment agreement or sublease or a true and correct photocopy of the offer from the proposed assignee or subtenant signed by such proposed assignee or subtenant; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Premises, which shall be limited to the use set forth in Article 2 hereof unless Landlord consents to any altered use which Landlord may or may not consent to in its absolute discretion; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant. In the event of a proposed assignment or sublease of the Premises, Landlord shall then have the option to be exercised by written notice given to Tenant within thirty (30) days after receipt of Tenant’s request for consent to either (x) require a surrender of the Premises or (y) obtain a sublet from Tenant of the Premises, upon the terms and conditions hereinafter provided.

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B. If Landlord shall exercise its option to require a surrender of the Premises as provided above, then upon the proposed rent commencement date of the assignment or subletting specified in Tenant’s notice to Landlord, the Premises shall be surrendered to Landlord in accordance with the provisions of the Lease pertinent to surrender and end of term and this Lease shall cease and terminate on the rent commencement date of said proposed assignment or sublease with the same force and effect as though such proposed rent commencement date were the Expiration Date.

C. If Landlord shall exercise its option as provided in clause (y) of Section 11 A above to sublet from Tenant the Premises, Tenant automatically shall be deemed to have subleased the Premises to Landlord (“Backleasing” or “Backlease”) for the term (“Backlease Term”) of the proposed sublease referred to in Tenant’s notice to Landlord, at a sublease rent equal to the lesser of (on a per square foot basis) (a) the Fixed Rent payable under this Lease or (b) the rent specified in the sublease proposed by Tenant, and upon the terms of the proposed sublease as set forth in Tenant’s notice to Landlord. All other terms and conditions of this Lease shall remain applicable to the Premises, except such as by their nature or purport are inapplicable or inappropriate to such Backleasing, or are inconsistent with the further provisions of the following subsections of this paragraph, which further provisions shall be deemed to be part of the terms, covenants, and conditions of such Backleasing.

In addition, the following provisions shall be applicable to any Backleasing:

(1) Landlord shall have the unqualified and unrestricted right, without Tenant’s permission or consent, to underlet the Premises in whole or in part to any person or entity, including Tenant’s proposed subtenant, for any period or periods of time not extending beyond one (1) day before the expiration of the Backlease Term, at such rentals and on such terms and conditions (including any alterations required to render the Premises suitable for occupancy by an undertenant of Landlord) as Landlord shall determine. Landlord may underlet the Premises or parts thereof separately or in combinations, as Landlord deems appropriate. The Backlease may be assigned by Landlord to any person, including Tenant’s proposed subtenant, without Tenant’s consent. At the expiration or sooner termination of the Backlease Term, Landlord shall have no obligations to restore or alter or improve the Premises;

(2) Tenant shall furnish to Landlord or its assignee or subtenant under the Backlease any consents or approvals requested under the Backlease so long as (a) Landlord furnishes such consents or approvals to Tenant and, (b) Tenant incurs no expense by reason of any such consent or approval; and

(3) Landlord and Tenant expressly negate any intention that any estate created by or under the Backlease shall be merged with any other estate held by either of them. At the request of either party, Landlord and Tenant shall mutually execute, acknowledge, and deliver an instrument or instruments of sublease and/or assignment to confirm and separately set forth the rent, terms, conditions and other provisions of the Backleasing as may be appropriate.

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D. If Landlord does not exercise any of its options specified above, then Landlord’s consent to a subletting of the Premises or an assignment of Tenant’s interest in this Lease shall not be unreasonably withheld or delayed on further condition that:

1.	The proposed subtenant or assignee shall not be (i) a school of any kind, (ii) an employment or placement agency, (iii) a governmental or quasi-governmental agency, (iv) a medical office, or (v) a bank, trust company, savings bank and loan association, safe deposit company or personal loan company;

2.	The subletting or assignment shall be to a tenant whose occupancy will be in keeping with the dignity and character of the Building and the use and occupancy of the Premises in accordance with Article 2 hereof and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the operation of the Building, as determined by Landlord;

3.	No space shall be advertised or openly promoted to the general public utilizing the name of the Landlord or any principal or partner thereof, or stating or otherwise characterizing a rental rate;

4.	The proposed sublessee or assignee shall not be an occupant of any space in the Building or a party who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant’s request for Landlord’s consent;

5.	Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent;

6.	In the case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the subleased Premises shall not be further sublet by the sublessee or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance;

7.	Tenant is not then in default under the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed as of the date Landlord receives Tenant’s request to assign or sublet and as of the proposed effective date of the assignment or proposed commencement date of the sublease, as the case may be;

8.	The proposed assignee or subtenant, as the case may be, shall have assets, capitalization and a tangible net worth, as determined in accordance with generally accepted accounting principles reasonably satisfactory to Landlord; and

9.	There shall not be more than one (1) occupant in the Premises (including Tenant).

E. No permitted assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of this Lease on Tenant’s part to be performed for the balance of the term of this Lease notwithstanding any other or further assignment.

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F. Any transfer, by operation of law or otherwise, of Tenant’s interest in this Lease or of a forty (40%) percent or greater interest in Tenant or Guarantor (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease for purposes of this Article except that the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include the sale of such stock by persons or parties through the “over-the-counter-market” or through any recognized stock exchange, other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended.

G. Neither any assignment of Tenant’s interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person, other than Tenant as provided in this Article 11, nor any application of any such rent as provided in this Article 11 shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

H. Notwithstanding anything to the contrary contained herein, but except with respect to an assignment pursuant to subsections I and K of this Article 11, if Landlord shall consent to any assignment or subletting, then (i) in the case of an assignment, if Tenant shall receive any consideration from its assignee in connection with the assignment of this Lease, Tenant shall pay over to Landlord, as Additional Rent, a sum equal to fifty (50%) percent of any such consideration (including sums designated by the assignee as paid for the purpose of Tenant’s property in the Premises), as shall exceed the brokerage commission paid by Tenant for such assignment or (ii) if Tenant shall sublet the Premises to anyone for rents, additional charges or other consideration which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent, a sum equal to fifty (50%) percent of any such excess (less the brokerage commission, actual and customary tenant improvement allowance costs, and other reasonable third party out-of-pocket costs, that are paid by Tenant for such subletting). All sums payable to Landlord pursuant to subdivision (i) of this subsection H shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant to subdivision (ii) of this subsection H shall be paid on the date or dates such sums are actually paid to Tenant by the subtenant.

I. Tenant may, without Landlord’s prior written consent, but upon prior written notice to Landlord, assign or transfer its entire interest in this Lease and the leasehold estate hereby created or sublet the whole of the Premises to a related entity (as hereinafter defined) of Tenant [and Guarantor]; provided, however, that (i) Tenant shall not be in default in any of the terms of this Lease, (ii) the proposed occupancy shall not impose an extra burden upon the building equipment or building services, as determined by Landlord, (iii) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State and (iv) such related entity shall have and shall provide Landlord evidence of assets, capitalization and a tangible net worth, as determined in accordance with generally accepted accounting principles, at least equal to the greater of the assets, capitalization and tangible net worth, similarly determined, of Tenant, Guarantor and their respective successors or assigns, as of the date of this Lease or immediately prior to such assignment or sublet, as the case may be. A “related entity”, as used in this Article shall mean a corporation or other legal entity controlled by Tenant and Guarantor. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities. Any such subletting shall not be deemed to vest in any such related entity any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. Tenant shall, upon Landlord’s request, provide documentation related to such related entity or successor entity (as hereinafter defined) and such assignment or transfer thereto.

J. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Tenant under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease or, (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Landlord has not specifically consented in writing or by any previous prepayment of more than one month’s fixed rent.

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K. Tenant may, without Landlord’s consent, but upon prior written notice to Landlord, assign its entire interest in this Lease or sublet the whole of the Premises to a successor entity (as hereinafter defined) of Tenant and Guarantor; provided, however, that (i) Tenant shall not be in default in any of the terms of this Lease beyond applicable grace, notice and/or cure periods (ii) the proposed occupancy shall not impose an extra burden upon the building equipment or building services, as determined by Landlord, and (iii) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State. A “successor entity”, as used in this Article shall mean (a) a corporation or other legal entity into which or with which Tenant, Guarantor and their respective successors or assigns, are merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or other entities, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations or entities participating in such merger or consolidation are assumed by the corporation or other legal entity surviving such merger or consolidation, or (b) a corporation or other legal entity acquiring this Lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation or ownership interests of any other applicable entity) of Tenant, Guarantor and their respective successors or assigns, and assuming all or substantially all of the liabilities of Tenant, Guarantor and their respective successors or assigns, or (c) any successor to a successor entity becoming such by either of the methods described in subdivisions (a) and (b) above; provided that, immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the entity surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have and shall provide Landlord evidence of assets, capitalization and a tangible net worth, as determined in accordance with generally accepted accounting principles, at least equal to the greater of the assets, capitalization and tangible net worth, similarly determined, of Tenant, Guarantor and their respective successors or assigns, as of the date of this Lease or immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be.

L. In no event shall any assignment or subletting to which Landlord may have or may not have consented, release Tenant or any guarantor from its obligations under this Lease, nor constitute consent to further assignment or subletting. If Landlord shall consent to any proposed assignment or sublease, or shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

12. Electricity and Utilities.

A. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord’s opinion, will overload such installations or interfere with the use thereof by other tenants of the Building. The change, curtailment, interruption, failure or defect, at any time, of the supply or character of electric service shall in no manner make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

B. Definitions: For purposes of this Article 12, the following terms shall have the following meanings:

(1) The term “Electricity Cost”, shall mean, the then on-peak and off-peak costs per kilowatt hour for energy and peak demand cost per kilowatt as expressed in the Electricity Provider’s (hereinafter defined) rate classification (for a tenant of the Building purchasing electric service directly from the Electricity Provider) as adjusted from time to time for fuel adjustment charges, rate adjustment charges, sales tax and/or any other factors.

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(2) The term “Electricity Provider” shall mean any utility and any other energy services company or companies, whether or not affiliated with Landlord, that is supplying electric energy and capacity including but not limited to generation, transmission, distribution and other ancillary services, to the building and the Premises, or directly to Tenant, regardless of whether such Electricity Provider generates its own electricity at or near the building or delivers such electricity over transmission and distribution equipment owned by the Electricity Provider, the local utility or any other Electricity Provider. Landlord may purchase such services from more than one Electricity Provider and Landlord may change Electricity Provider(s) at its sole discretion.

C. Method of Furnishing Electric Current to the Premises: Landlord agrees, subject to subsection 6 hereof, to furnish electricity to Tenant on a “submetering” basis:

(1) Submetering: Landlord shall install a meter or meters (collectively, the “Submeter”) at locations designated by Landlord. If and so long as electric current is supplied by Landlord to the Premises or other Tenant controlled areas to service Tenant’s equipment and the HVAC units and other appurtenant equipment contained therein or elsewhere in the Building, Tenant will pay Landlord or Landlord’s designated agent, as Additional Rent for such service, the amounts, as determined by the Submeter, for the purpose of measuring Tenant’s consumption and demand. Such service shall be computed at the Electricity Cost, plus a fee (the “Overhead Charge”) equal to ten percent (10%) of such charge, representing administrative/overhead costs to Landlord. The amounts computed from the Submeter together with the Overhead Charge are herein collectively called the “Electricity Additional Rent”. Where more than one meter measures the electric service to Tenant (including such electric energy as is consumed in connection with the operation of the HVAC units, and/or other appurtenant equipment servicing the Premises), the electric service rendered through each meter may be computed and billed separately as above set forth. Bills for the Electricity Additional Rent (the “Bills”) shall be rendered to Tenant at such time as Landlord may elect. In the event that such Bills are not paid within five (5) days after the same are rendered, Landlord may, upon five (5) days’ notice, discontinue the service of electric current to the Premises without releasing Tenant from any liability under this Lease and without Landlord or Electrical Provider incurring any liability for any damage or loss sustained by Tenant as the result of such discontinuance. If any tax is imposed upon Landlord’s receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, Tenant’s Percentage of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as Additional Rent. Landlord shall have the right from time to time to survey Tenant’s electrical consumption and deliver revised Bills based on such survey, which shall be paid by Tenant in the time and manner set forth herein.

(2) Tenant agrees not to connect any additional electrical equipment of any type to the building electric distribution system, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the building or the Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants taking into account other present and reasonably future requirements for additional power.

(3) Tenant’s use of electric current in the Premises shall not at any time exceed the capacity currently existing therein or otherwise designated by Landlord.

(4) Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the Premises without the prior written consent of Landlord in each instance (which shall not be unreasonably withheld). Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlord’s demand.

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(5) Neither Landlord nor its Electrical Providers shall be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the utility serving the building with electricity or for any other reason.

(6) Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon thirty (30) days’ written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the Electrical Provider approved by Landlord. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the Electrical Provider approved by Landlord servicing the building, and may utilize the then existing electric feeders, risers and wiring serving the Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant’s then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant’s direct electric service.

D. Notwithstanding any provisions of this Article 12, in no event shall (a) the Fixed Rent under this Lease be reduced by virtue of this Article 12 and (b) the cost to Tenant for electric energy be less than [eight percent (8%)] of the Electricity Cost. Notwithstanding anything contained herein to the contrary, in no event shall the Electricity Cost be less than Landlord’s cost for purchasing electricity from the Electricity Provider.

E. Utilities.

(1) As used herein:

i. “Utility Year” shall mean the period of the first twelve (12) full calendar months commencing on the first (1st) day of the month in which the Commencement Date occurs and each succeeding period of twelve (12) full calendar months thereafter falling wholly or partly within the Term of this Lease.

ii. “Steam Cost” shall mean the actual cost to Landlord of all steam procured by Landlord for use in the operation of the Building, other than steam furnished by Landlord to, and paid for by, any tenant on a metered basis.

iii. “Fuel Cost” shall mean the actual cost to Landlord of all fuel or oil procured by Landlord for use in the operation of the Building other than fuel or oil furnished by Landlord to, and paid for by, any tenant.

iv. “Electricity Use Cost” shall mean the cost to Landlord of all electricity use in lighting all the public and service areas of the Building and operating all of the service facilities of the Building (herein referred to as “Public Light and Power”). Such cost shall be determined by applying Landlord’s Building average cost per kilowatt of demand and per kilowatt hour of consumption to the number of kilowatts of demand and the number of kilowatts of consumption (or the number of kilowatt hours of consumption) of Public Light and Power as such number(s) shall be determined by Landlord’s electric consultant.

v. “Utilities Cost” shall mean the sum of Steam Cost, Fuel Cost and Electricity Use Cost.

vi. “Base Utilities Cost” shall mean the Utilities Cost for the calendar year January 1, 2024 ending December 31, 2024.

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(2) If the Utilities Cost for any Utility Year shall be greater than the Base Utilities Cost, Tenant shall pay as Additional Rent for such Utility Year a sum equal to Tenant’s Proportionate Share of the amount by which the Utilities Cost for such Utility Year shall exceed the Base Utilities Cost (which amount is hereinafter called the “Utilities Additional Rent”). Should this Lease terminate prior to the expiration of a Utility Year, such Utilities Payment shall be prorated to and shall be payable on or as and when ascertained after the Expiration Date. Tenant’s obligation to pay the Utilities Additional Rent shall survive the termination of this Lease.

(3) With reasonable promptness after the end of each Utility Year, Landlord shall render a statement (the “Utilities Statement”) of the Utilities Additional Rent, if any, due from Tenant for such Utility Year. The Utilities Statement shall show in reasonable detail the Utilities cost for the Utility Year and the manner in which it was computed, and the computation therefrom of the Utilities Additional Rent due from Tenant. Tenant shall pay the amount of the Utilities Additional Rent shown on such Utilities Statement concurrently with the installment of Fixed Rent then or next due, or if such Utilities Statement shall be rendered at or after the termination of this Lease, within ten (10) days after such rendition.

13. Access to Premises. Landlord, Landlord’s agents or authorized party shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and, at other reasonable times upon 24 hours prior written or verbal notice to Tenant (except in an emergency), to inspect and/or examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to any portion of the Building or which Landlord may elect to perform in the Premises after Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Landlord shall perform any work using reasonable efforts to minimize interference and interruption with Tenant’s occupancy and the conduct of its business in the Premises, provided, however, Landlord shall not be required to employ labor at overtime rates. Tenant shall permit the usage, maintenance and replacement of pipes and conduits in and through the Premises and the erection of new pipes and conduits therein; provided, to the extent practicable, such pipes and conduits shall be placed adjacent to perimeter walls or above the dropped ceiling (if any, or if there is an exposed ceiling, then within such ceiling provided such pipes and conduits are painted substantially the same color as the ceiling) of the Premises and in a manner to minimize interference with Tenant’s occupancy of the Premises. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into the Premises without the same constituting an actual or constructive eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Landlord shall have the right to enter the Premises at reasonable hours (upon 24 hours prior written or verbal notice to Tenant) for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last twelve (12) months of the term for the purpose of showing the same to prospective tenants and may, during said twelve (12) months period, place upon the Building the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant’s obligations hereunder.

14. Vault, Vault Space, Area. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed an actual or constructive eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid Tenant, if used by Tenant, whether or not specifically leased hereunder.

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15. Occupancy.

A. Tenant will not at any time use or occupy the Premises in violation of the Certificate of Occupancy issued for the Building. The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the Premises under the Certificate of Occupancy for the Building. Tenant has inspected the Premises and any furniture and improvements located therein (together, the “Improvements”) and accepts the Premises, the Building, the Building Systems and the Improvements in their as is condition as of the Commencement Date, subject to Landlord’s Work obligations as expressly set forth in Article 42. In any event, Landlord makes no representation as to the condition of the Premises, the Building, the Building Systems and the Improvements and Tenant agrees to accept the same subject to violations, whether or not of record.

B. Landlord and Tenant hereby acknowledge and agree that certain furniture and improvements, as more particularly described on Schedule 15 annexed hereto and made a part hereof (the “Furniture”), shall be located in the Premises as of the Commencement Date, in its then as-is condition. Subject to all of the terms and conditions of this Lease, Tenant shall have the right to use the Furniture during the Term hereof, provided that such Furniture shall be and shall remain Landlord’s property and shall not be removed by Tenant. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and the Furniture in good order and condition, ordinary wear and tear excepted, together with any insurance proceeds received by Tenant attributable to damage to the Furniture to the extent such proceeds have not been expended for restoration of such Furniture (and Tenant hereby assigns to Landlord, which assignment shall survive the expiration or sooner termination of this Lease, the right to receive any unpaid insurance proceeds payable in connection with damage to any such Furniture).

16. Bankruptcy.

A. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor, which, in the case of an involuntary bankruptcy, is not dismissed within ninety (90) days after the commencement thereof or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Premises but shall forthwith quit and surrender the Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this Lease.

B. It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term and the fair and reasonable rental value of the Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Premises or any part thereof be relet by Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

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17. Default.

A. Landlord may serve a written five (5) days’ notice of cancellation of this Lease upon Tenant: (i) if Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of rent or Additional Rent; any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant; or if this Lease be rejected under Section 365 of Title 11 of the U.S. Code (bankruptcy code); then, in any one or more of such events, upon Landlord serving a written fifteen (15) days’ notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, and/or (ii) if Tenant shall default in the payment of any item of rent reserved herein or any item of Additional Rent herein mentioned or any part of either or in making any other payment herein required (and such failure shall continue for five (5) days following notice from Landlord of such default, provided however, that Landlord will not be required to give notice of such default more than once in any consecutive twelve (12) month period). Upon the expiration of said five (5) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided. Any default by Tenant under any other lease or occupancy agreement for other space in the Building shall be deemed a default under this Lease.

B. If the notice provided for in (A) hereof shall have been given and the term shall expire as aforesaid: then and in any of such events, Landlord may also dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Premises and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

C. Notwithstanding anything to the contrary set forth in this Lease, if Tenant (i) shall be in default in the timely payment of any Fixed Rent or Additional Rent two (2) times in any period of twelve (12) consecutive months, or (ii) shall be in non-monetary default hereunder two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that any such default may have been wholly or partially cured within the period after notice as provided in this Lease, if there shall occur any repeated default within said twelve (12) month period, no notice shall thereafter be required to be given by Landlord as to or precedent to any such subsequent default during such twelve (12) month period (and Tenant hereby waives same) before Landlord shall be entitled to exercise any or all remedies available on account thereof, including, but not limited to those provided for in Article 18 hereof.

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18. Remedies of Landlord and Waiver of Redemption. A. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and Additional Rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease, (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages hereunder. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys’ fees, brokerage, advertising and for keeping the Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord’s option, make such alterations, repairs, replacements, and/or decorations in the Premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or in the event that the Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

B. In addition to the rights granted Landlord hereunder, in the event of Landlord’s giving notice of termination of this Lease, in accordance herewith, Landlord shall also be entitled to an award for liquidated damages (in addition to the damages stated above) in an amount which, at the time of such termination, is equal to the excess, if any, of the installments of Fixed Rent and the aggregate of all sums payable hereunder as Additional Rent reserved hereunder for the period which would otherwise have constituted the unexpired portion of the then current Term, plus the value of all other considerations to be paid or performed by Tenant during such period, over the fair rental value of the Premises, as of the date of such termination, for such unexpired portion of the then current Term. If the Premises, or any part thereof be relet by Landlord for the unexpired Term or any part thereof before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair rental value for the part or the whole of the Premises so relet during the term of the reletting. Prior to Tenant’s full payment of any liquidated damages awarded to Landlord, Tenant shall continue to pay punctually to Landlord all Fixed Rent and Additional Rent to the same extent and at the same time as if this Lease, had not been terminated. If Landlord shall elect to re-enter and take possession without terminating this Lease, Landlord shall have the right at any time thereafter to terminate this Lease for such previous default, whereupon the provisions of this subsection with respect to termination will thereafter apply.

C. All legal fees and expenses incurred by Landlord in enforcing its rights under this Lease shall be deemed Additional Rent and due and payable by Tenant upon demand. If Landlord brings any summary action for dispossession of Tenant for failure to pay rent, Landlord’s attorney’s fees and legal expenses shall be added to and included as part of the sums due and owing by Tenant with respect to the periods in default. The provisions of this subsection C shall survive the expiration or earlier termination of the Lease.

D. The receipt and acceptance by Landlord of Fixed Rent or Additional Rent (by cash, check, wire transfer or otherwise) with knowledge of default by Tenant of any of Tenant’s obligations under this Lease shall not be deemed a waiver by Landlord of such default, nor shall Landlord’s receipt of any funds (by cash, check, wire transfer, or otherwise) be deemed as accepted by Landlord as payment towards any items of Fixed Rent or Additional Rent that may be due, unless and until such time as Landlord shall apply such funds towards any such payments, as may be determined by Landlord, in its sole and absolute discretion. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above. No waiver by Landlord of any default by Tenant in any covenant, agreement or obligation under this Lease shall operate to waive or affect any subsequent default in any covenant, agreement or obligation hereunder, nor shall any forbearance by Landlord to enforce a right or remedy upon any such default be a waiver of any of its rights and remedies with respect to such or any subsequent default or in any other manner operate to the prejudice of Landlord.

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19. Fees and Expenses. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease (beyond any applicable notice or cure periods), then, unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter and without notice perform the obligations of Tenant hereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to, reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. Landlord shall also be entitled to recover its reasonable attorneys’ fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim. All of the foregoing expenses incurred by reason of Tenant’s default shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

20. Building Alterations and Management. At any time without the same constituting an eviction and without incurring liability to Tenant therefor, Landlord and Landlord’s authorized parties shall have the right to install, use, maintain and replace pipes and conduits through the Premises and other building areas (provided, to the extent practicable, such pipes and conduits shall be placed adjacent to perimeter walls or above the dropped ceiling if any) of the Premises and in a manner to minimize interference with Tenant’s occupancy of the Premises), and to make other repairs and to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other Tenant making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord’s imposition of any controls of the manner of access to the Building by Tenant’s invitees as the Landlord may deem necessary for the security of the Building and its occupants.

21. No Representations by Landlord. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises or the Building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their condition and agrees to take the same “as is”, broom clean condition, on the date possession is tendered and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the said Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

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22. End of Term; Holdover.

A. Upon the expiration or sooner termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall remove all its property from the Premises. Tenant’s obligation to observe or perform its covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding Business Day.

B. If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a Business Day, then Tenant’s obligations pursuant to this Article 22 hereof shall be performed on or prior to the next succeeding Business Day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease. If the Premises are not surrendered upon the expiration or sooner termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Premises after the expiration or sooner termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to two and one-half (2.5) times the sum of (i) the monthly installment of Fixed Rent payable during the last month of the term of this Lease, and (ii) one-twelfth (1/12th) of the Additional Rent payable during the last year of the term of this Lease, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. Tenant’s obligations under this Section 22B shall survive the expiration or sooner termination of this Lease.

23. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and Additional Rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease.

24. Failure to Give Possession. If Landlord is unable to give possession of the Premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if Landlord has not completed any work required to be performed by Landlord, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any manner to extend the term of this Lease, but the rent payable hereunder shall be abated until after Landlord shall have given Tenant notice that the Premises are substantially ready for Tenant’s occupancy. If permission is given to Tenant to enter into the possession of the Premises or to occupy any space in the Building other than the Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. The provisions of this Article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

25. No Waiver. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of Landlord to insist upon the strict performance of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check, any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. All checks tendered to Landlord as and for the rent of the Premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent or as a consent by Landlord to an assignment or subletting by Tenant of the Premises to such payor, or as a modification of the provisions of this Lease. No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of said Premises prior to termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the Premises.

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26. Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except for mandatory or compulsory counterclaims that would otherwise be waived.

27. Inability to Perform. This Lease and the obligation of Tenant to pay rent and any amounts hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no manner be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of casualty, accidents, strikes, lockouts, labor troubles, weather conditions, acts of God, acts of terrorism, or any cause whatsoever beyond Landlord’s sole control including, but not limited to, government preemption in connection with a National Emergency, including the occurrence of viral or bacterial or contagion related outbreaks and pandemics, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency (each of the foregoing shall be deemed to be a “Force Majeure Event”).

28. Notices. Every notice, demand, consent, approval, request or other communication (collectively, “notices”) which may be or is required to be given under this Lease or by law shall be in writing and shall be sent by recognized national overnight delivery service or registered mail, postage prepaid, return receipt requested and shall be addressed as follows:

A. If to Landlord, to Landlord’s address set forth in the first paragraph of this Lease with a copy to Landlord’s attorney:

[*****]

B. If to Tenant, to Tenant’s address set forth in the first paragraph of this Lease.

Notices shall be deemed delivered five (5) Business Days after being sent via United States certified or registered mail, or on the next Business Day if sent via overnight delivery service. Either party may, at any time, change its notice address by giving the other party written notice of the new address in the manner described in this Article. A notice given by counsel for either party shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article. Either party may designate, by similar written notice to the other party, any other address for such purposes.

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29. Services Provided By Landlord. As long as Tenant is not in default under any of the covenants of this Lease (beyond any applicable notice and cure periods), Landlord shall provide the following services, unless otherwise provided herein:

A. Elevator Service.

(1) Passenger Elevator Service. Subject to the terms and conditions herein, Landlord shall provide at least one (1) passenger elevator in the elevator bank servicing the Premises available from the lobby of the Building to service the Premises at all times.

(2) Freight Elevator Service. Landlord shall provide freight elevator service to the Premises on a first-come, first-served basis (i.e., no advance scheduling) on Business Days from 8:00 a.m. to 6:00 p.m. Freight elevator service shall, provided same is available, be provided on a reserved basis at all other times, upon the payment of Landlord’s then established charges therefor which shall constitute Additional Rent hereunder. Tenant shall be permitted to use the freight elevator on Business Days during the aforesaid business hours, for such service and at other times on a first come first served reserved basis (subject to payment of Landlord’s then prevailing charges therefor).

B. Cleaning Services.

(1) Landlord shall, at Landlord’s expense, cause to be kept clean the public halls and public portions of the Building, which are used in common by all tenants, in accordance with Building standard practices. Tenant shall, at Tenant’s expense, cause the Premises to be cleaned and kept in order, to the satisfaction of Landlord, and for that purpose, shall employ the person or persons, or company, approved by Landlord in advance. Further, Tenant shall independently contract for the removal of rubbish, refuse and garbage from the Premises. The removal of such refuse, rubbish and garbage shall be subject to such rules and regulations as, in the sole discretion of Landlord, are necessary for the proper operation of the Building.

(2) Tenant, at its expense, shall cause all portions of the Premises to be exterminated against vermin, roaches and/or rodents, regularly, and, in addition, whenever there shall be evidence of any infestation, as determined by Landlord.

C. Water. Landlord shall provide water for ordinary lavatory, pantry and cleaning purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, pantry and cleaning purposes (“Customary Water Uses”) (of which fact Tenant constitutes Landlord to be the sole (but reasonable) judge), Landlord may install a water meter to measure Tenant’s water consumption for all purposes. If Tenant uses water other than for Customary Water Uses and Landlord installs a water meter to measure Tenant’s water consumption, Tenant shall pay to Landlord the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order, and repair the same at Tenant’s sole cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Such amounts shall be due and payable by Tenant upon demand, and the amount shall be deemed to be, and be paid as, Additional Rent. Tenant agrees to pay, upon demand, for any and all water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Landlord shall be payable by Tenant as Additional Rent. If Tenant uses water other than for Customary Water Uses and the Building or the Premises or any part thereof be supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Landlord as Additional Rent, on the first (1st) day of each month, an amount equal to Ninety-Six and 94/100 Dollars ($96.94), subject to increase (the “Water Additional Rent”). Independently of, and in addition to, any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth. In the event such bills are not paid within ten (10) days after the same are rendered, Landlord may without further notice, discontinue the service of water to the Premises without releasing Tenant from any liability for any damage loss or sustained by Tenant as a result of such discontinuance.

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D. Heat. Landlord shall provide Building standard heat to the Premises when and as required by law, on Business Days, between the hours of 8:00 a.m. and 6:00 p.m. If Tenant shall request heating services for extended hours or at any time other than as set forth above, Landlord may, provided same is available, furnish such service for such times upon no less than twenty four (24) hours’ advance notice, and Tenant shall pay to Landlord upon demand as Additional Rent Landlord’s then established charges therefor.

E. Sprinklers. Notwithstanding anything to the contrary contained herein, if the New York Board of Fire Underwriters, or the New York Fire Insurance Exchange, or any bureau, department or official, of the federal, state or city government(s), require, or recommend, any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business or the location of partitions, trade fixtures or other contents of the Premises, or for any other reason, or if any such sprinkler system changes, modifications, alterations, or additional sprinkler buds or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said underwriters, exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system changes, modifications, alterations and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay Landlord, as Additional Rent, on the first (1st) day of each month, for sprinkler supervisory service, an amount equal to Ninety-Six and 94/100 Dollars ($96.94), subject to increases (the “Sprinkler Charge”).

F. A/C System. Except as otherwise expressly provided in this Lease, Tenant shall be solely responsible for the maintenance, repairs and replacements of the air conditioning system and units servicing the Premises (“A/C System”) and any of its components, at Tenant’s sole cost and expense, and shall maintain a service contract with an independent, third party, air-conditioning service contractor for the A/C System, in commercially reasonable form and substance reasonably acceptable to Landlord. Tenant shall promptly after receipt thereof deliver to Landlord a copy of such AC System service, repair and maintenance agreements and any renewals, modifications or notifications from such contractor with respect thereto. Other than as expressly set forth in this Lease, Landlord shall not be responsible for, nor provide, any air conditioning to the Premises.

G. Landlord reserves the right, without same constituting an actual or constructive eviction or entitling Tenant to any abatement and/or diminution of Fixed Rent and/or Additional Rent, to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof. Landlord shall have no responsibility or liability for failure to supply heat, heat, elevators, plumbing, air-conditioning, power systems or cleaning or electric or other services, if any and to the extent required to be provided, during said period or when prevented from doing so by a Force Majeure Event.

30. Captions. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

31. Definitions. The term “Landlord” as used in this Lease means only the Landlord of the fee or of the leasehold of the Building, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Notwithstanding the provisions of this Article 31 or of Article 34, no sale, assignment or transfer by Landlord of Tenant’s security deposit (in connection with the sale, transfer or assignment by Landlord of its rights and obligations under this Lease and/or in the Building) shall operate to release Landlord from its responsibility and liability to Tenant for said security deposit, unless and until the party to whom such security deposit has been assigned or transferred has acknowledged to Tenant its receipt of such security deposit, and has assumed all of the obligations of Landlord with respect thereto. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. The term “Business Day” or “Business Days” as used in this Lease, shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday excluding all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable operating engineers contract with respect to HVAC service.

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32. Estoppel Certificate. Tenant shall execute, acknowledge and deliver to Landlord, within five (5) Business Days after Landlord’s request, a certificate stating: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying the modifications); (b) the commencement and expiration dates of the term of this Lease; (c) the dates through which Fixed Rent and Additional Rent have been paid; (d) whether or not there is any existing default by Landlord or Tenant with respect to which a notice of default has been delivered, and if there is any such default, specifying the nature and extent thereof; (e) that this Lease is subordinate to any existing or future mortgage placed by Landlord on the Building; (f) whether or not there are any setoffs, defenses or counterclaims against the enforcement of any of the agreements, terms, covenants or conditions of this Lease to be paid, complied with or performed by Tenant; and (g) such other items reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee. Any such certificate may be relied upon by Landlord and any mortgagee, purchaser or other person with whom Landlord may deal. In the event that Tenant fails to deliver the certificate required under this Article 32, same shall be deemed a default hereunder.

33. Rules and Regulations. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Schedule 33 and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt. Notice of additional rules or regulations shall be given in writing to Tenant in accordance with the provisions of Article 28 of this Lease. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof.

34. Security. (i) As a further inducement to Landlord to enter into the Lease and in consideration thereof, Tenant shall deliver to Landlord, upon execution hereof a security deposit in the amount equal to Two Hundred Thirty-Five Thousand Two Hundred Thirty-Five and No/100 Dollars ($235,235.00) (“Security Deposit”) as a guarantee of the full and faithful keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions of the Lease provided to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of the Fixed Rent, Additional Rent, charges and damages payable by Tenant under the Lease) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of the Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, and fails to cure the same within any applicable grace and/or notice periods, then, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of the Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains all or any portion of the Security Deposit, Tenant shall immediately upon Landlord’s demand restore the amount so applied so that Landlord has on deposit the full amount of the Security Deposit. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within twenty (20) Business Days after the Expiration Date. In the event of a sale of the land and Building or leasing of the Building, of which the Premises form a part, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

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(ii) The Security Deposit shall be in the form first approved by Landlord and shall be either, at Landlord’s election, (a) in cash, by wire transfer of immediately available federal funds to an account designated by Landlord, or (b) an irrevocable, Evergreen, clean, commercial letter of credit issued by a commercial bank first approved by Landlord and (i) that is (x) chartered under the laws of the United States, any State thereof, or the District of Columbia, (y) insured by the Federal Deposit Insurance Corporation, and (z) authorized by the State of New York to conduct banking business in New York State and a member of the New York Clearing House Association, (ii) whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least two of Fitch Ratings Ltd. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Services (“S&P”) or their respective successors and assigns (collectively, the “Rating Agencies”) (which shall mean AAA from Fitch, Aaa from Moody’s and AAA from S&P), and (iii) which has a short term deposit rating in the highest category from at least two Rating Agencies (which shall mean F-1 from Fitch, P-1 from Moody’s and A-1 from S&P) (all of the foregoing are collectively referred to herein as the “LC Issuer Requirements”). If at any time during the Term, the LC Issuer Requirements are not met, or if the financial conditions of an issuer of a letter of credit then held by Landlord changes in any other materially adverse way, as determined by Landlord in its sole, but reasonable discretion, then Landlord shall have the right to require that Tenant obtain from a different issuer, which complies with the LC Issuer Requirements, a substitute letter of credit that complies in all respects with the requirements of this Article, and Tenant’s failure to obtain such substitute letter of credit within five (5) days following Landlord’s written demand therefor (and with no other notice or cure or grace period being applicable thereto, notwithstanding anything contained herein to the contrary) shall entitle Landlord to immediately draw upon the then existing letter of credit without further notice to Tenant and to apply and hold such proceeds as a cash security deposit hereunder. In the event that the issuer of any letter of credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said letter of credit shall be deemed to not meet the requirements of this Article, and, within five (5) days thereof, Tenant shall replace such letter of credit with other collateral acceptable to Landlord in its reasonable discretion (and Tenant’s failure to do so shall, notwithstanding anything contained herein to the contrary, constitute a default under this Lease to which no notice or grace or cure periods shall be applicable other than the aforesaid five (5) day period. The form of the Security Deposit shall permit Landlord (a) to draw thereon up to the full amount of the credit evidenced thereby in the event of a default by Tenant or (b) to draw the full amount thereof if for any reason the Security Deposit is not renewed within sixty (60) days prior to its expiration date. The Security Deposit (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Security Deposit shall be for a term expiring sixty (60) days after the Expiration Date), (ii) expressly provide for the issuing bank to notify Landlord in writing not less than sixty (60) days prior to its expiration as to its renewal or non-renewal, as the case may be, and (iii) if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit. Not less than sixty (60) days prior to the expiration date of the Security Deposit (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Security Deposit in the form of a letter of credit, subject to all of the conditions aforesaid. Failure by Tenant to comply with the provisions of this Article, shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease for default in the payment of Fixed Rent and, to draw on the Security Deposit up to its full amount. Any portion of the Security Deposit held in the form of cash shall be additionally subject to the following terms: (A) Landlord shall have no obligation to pay interest on any such cash Security Deposit and (B) Landlord may commingle the cash Security Deposit with other funds of Landlord.

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(iii) Provided (a) Tenant is not then in default of any of the terms and conditions of this Lease (beyond any applicable notice and cure periods; provided that in no event shall any such reduction occur until such time as any such default shall be cured), and (b) Tenant provides Landlord with a written reduction request on or prior to the date that is the thirtieth (30th) day prior to the third (3rd) anniversary of the Rent Commencement Date, then effective on the date that is third (3rd) anniversary of the Rent Commencement Date, Tenant shall be entitled to a reduction of a portion of the Security Deposit in the amount of Eighteen Thousand One Hundred One and 54/100 Dollars ($18,101.54); whereby the Security Deposit shall be reduced to the amount of Two Hundred Seventeen Thousand One Hundred Thirty-Three and 46/100 Dollars ($217,133.46), which amount shall remain the amount of the Security Deposit for the balance of the term of this Lease.

(iv) Tenant acknowledges that Landlord would not have entered into this Lease without Jay Yu, Tenant’s principal, delivering to Landlord, its successors and assigns, a guaranty in the form attached hereto as Schedule 34.2

35. Adjacent Excavation – Shoring. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which the Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

36. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

37. Intentionally Omitted.

38. Additional Definitions.

For the purposes of this Lease and all agreements supplemental to this Lease, and all communications with respect thereto, unless the context otherwise requires:

1.	The term “fixed rent” or “Fixed Rent” or “Fixed Annual Rent” shall mean rent at the annual rental rate or rates provided for in Schedule 1 annexed hereto and made a part hereof.

2.	The term “Additional Rent” or “additional rent” shall mean all sums of money, other than Fixed Rent, and which become due and payable from Tenant to Landlord hereunder, including without limitation the Electricity Additional Rent, the Water Additional Rent, the Utilities Additional Rent and the Sprinkler Charge, and Landlord shall have the same remedies therefor as for a default in payment of Fixed Rent. Unless otherwise provided herein, non-recurring items of Additional Rent shall be due and payable within ten (10) days following demand therefor.

3.	The term “Rent” and “rent” and “rents” shall mean and include Fixed Rent and/or Additional Rent hereunder.

2 TENANT: Please provide name and financials of proposed guarantor.

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4.	The terms “Commencement Date” and “Expiration Date” shall mean the dates fixed in this Lease, or to be determined pursuant to the provisions of this Lease, respectively, as the beginning and the end of the term for which the Premises are hereby leased.

5.	The term “Rent Commencement Date” shall mean the date that is two (2) months following the Commencement Date (i.e., June 1, 2024).

6.	The term “Superior Lessor” or “Superior Mortgagee” shall mean any party then holding a Superior Lease or Mortgage encumbering the Land and/or Building, as the case may be.

39. Escalations for Increase in Real Estate Taxes.

A. As used herein:

(1) “Taxes” shall mean real estate taxes payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, on the Building and/or the land (the “Land”), (i) any taxes which shall be levied in lieu of any such taxes or which shall be levied on the gross rentals of the Building and/or the Land and (ii) any special assessments against the Building and/or the Land which shall be required to be paid during the fiscal year in respect to which taxes are being determined.

(2) “Tax Year” shall mean each period of twelve (12) calendar months, in which occurs any part of the term of this Lease, commencing on July 1 and ending on the immediately succeeding June 30, and each succeeding twelve (12) month period thereafter (or such other fiscal year as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York).

(3) “Base Tax” shall mean the Taxes for the calendar year commencing on January 1, 2024 and ending on December 31, 2024 tax year (“Base Tax Year”).

(4) “Tenant’s Proportionate Share” shall mean 1.65%.

B. If the Taxes for any Tax Year shall be greater than the Base Tax, then Tenant shall pay as Additional Rent for such Tax Year, a sum equal to the Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the “Tax Payment”). Should this Lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date as the case may be. Tenant’s obligation to pay such Additional Rent and Landlord’s obligation to refund pursuant to Section 39C below, as the case may be, shall survive the termination of this Lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes or such installment shall be paid, the amount of Landlord’s reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to Tenant’s Tax Payment and shall be due and payable within ten (10) days after rendition of a statement by Landlord. Payment of Additional Rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

C. Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the land and Building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and the Building for any Tax Year and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Section 39B above, Landlord shall repay to Tenant, with reasonable promptness, Tenant’s Proportionate Share of such refund less Tenant’s share of the amount of Landlord’s reasonable costs and expenses of obtaining such refund. If the assessment for the Base Tax Year shall be reduced from the comparative statement (as provided in Section 39D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall be adjusted in accordance with such change and Tenant, on Landlord’s demand, shall pay any increase in Additional Rent resulting from such adjustment, as Additional Rent hereunder.

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D. Landlord shall furnish to Tenant, prior to the commencement of any Tax Year, a written statement setting forth the Tax Payment for such Tax Year and the dates on which Landlord is obligated under law to pay the Taxes with respect to such Tax Year (the “Payment Dates”). Tenant shall pay to Landlord the Tax Payment as specified on Landlord’s statement on the date that is no later than thirty (30) days prior to the applicable Payment Date.

E. Landlord’s failure during the lease term to prepare and deliver any tax statements or bills, or Landlord’s failure to make a demand under this Article or under any other provision of this Lease shall not in any way waive Landlord’s right to collect any such amounts due hereunder. Tenant’s liability for the Additional Rent due under this Article shall survive the expiration or sooner termination of this Lease. Retention by Tenant of any statement for a Tax Payment submitted by Landlord to Tenant under this Article, without objection, for a period of thirty (30) days shall make said statement conclusive and binding upon the Tenant. Any objection by Tenant shall specify the particular respects in which the statement for a Tax Payment is inaccurate or inappropriate and if Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statement furnished by Landlord.

F. In no event shall any adjustment of Tax Payments hereunder result in a decrease in the Fixed Rent or Additional Rent payable pursuant to any other provision of the lease, it being agreed that the payment of Additional Rent under this Article is an obligation supplemental to Tenant’s obligation to pay Fixed Rent.

G. Notwithstanding anything to the contrary contained herein, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of any real estate tax not based upon an assessment (e.g., business improvement district taxes or “safe neighborhood taxes”) within five (5) days after rendition of a bill therefor by Landlord.

40. Rent Restrictions; Occupancy/Rent Tax.

A. In the event any Fixed Rent, or Additional Rent, or any part thereof, provided due and payable by Tenant under the terms and provisions of this Lease shall become uncollectable, or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes, or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days’ written notice to Tenant, on a date set forth in said notice, as if the said date were the date originally fixed herein for the termination of this Lease. Landlord shall not have the right to terminate this Lease if Tenant within such period of thirty (30) days shall, in writing, lawfully agree that the Fixed Rent and Additional Rent herein reserved is a reasonable Fixed Rent and Additional Rent, and agrees to continue to pay such Fixed Rent and Additional Rent and if such agreement by Tenant shall then be legally enforceable by Landlord.

B. Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord’s demand.

41. Fixed Rent Credit.

Provided Tenant is not in default under the terms, covenants and conditions of the Lease beyond any applicable notice and cure periods, Tenant shall have the right to use and occupy the Premises free of Fixed Rent for the following months of the Term: Months 1-2 and 15-16 for a total Fixed Rent credit of $136,100.25 (the “Fixed Rent Credit”), provided, however, Tenant shall pay to Landlord all sums due hereunder as Additional Rent, including but not limited to, sums due under Articles 12 and 39 hereof. Except for the Fixed Rent Credit as herein provided, Tenant shall use and occupy the Premises pursuant to all of the other terms, covenants and conditions of this Lease. In the event Tenant is in default under the terms, covenants and conditions of this Lease beyond any applicable notice and cure periods prior to the Rent Commencement Date, Tenant shall no longer be entitled to the Fixed Rent Credit set forth in this Article 41 and Tenant shall pay to Landlord the Fixed Rent Credit.

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42. Landlord’s Work.

A. Tenant acknowledges and agrees that Landlord shall have no obligation to prepare the Premises for Tenant’s occupancy, except for the preparation of the Premises using Building standard finishes and materials in accordance with the work described on Schedule 42 (herein referred to as “Landlord’s Work”), and Tenant agrees to accept the Premises and all Building systems in their “as is”, physical condition as of the Commencement Date. For the purposes of this Lease, the term “Tenant Delay” shall mean any delay in substantial completion of Landlord’s Work or occurrence of the Commencement Date, in either case caused by (x) requests for changes or additions in Landlord’s Work made by Tenant and/or Tenant’s agents, contractors, employees, invitees or licensees, (y) any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease (including without limitation those obligations of Tenant set forth in Schedule 42 hereof), or the acts, omissions, negligence or willful misconduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees and/or (z) such items or matters set forth herein as a “Tenant Delay”.

B. The terms “substantially complete,” “substantially completes,” “substantially completed,” and “substantial completion” shall mean the date when Landlord’s Work items then remaining to be done, if any, consists of “punch list items”, as determined by Landlord. Further, the taking of possession of the Premises or any portion or portions thereof by Tenant following substantial completion of Landlord’s Work shall be conclusive evidence that substantial completion was achieved. Notwithstanding the forgoing, in the event that any requests for changes or additions in Landlord’s Work are made by Tenant and approved by Landlord, including without limitation any requests for upgrades to Building standard items, and such requests extend the estimated time for substantial completion of Landlord’s Work, such estimate to be determined solely but reasonably by Landlord or Landlord’s contractors or subcontractors hired to perform said required work, then for the purposes hereof, Landlord’s Work shall be deemed to have been substantially completed at such time as in the sole reasonable judgment of Landlord or said contractors or said subcontractors, Landlord’s Work would have been substantially completed except for the delay caused by or in any manner related to the requests of Tenant made as aforesaid. Nothing in the preceding sentence shall be construed as requiring Landlord to grant, approve or comply with any such requests for changes or additions. Notwithstanding the foregoing, if Tenant takes possession of, or commences work or operations in the Premises (or any part thereof) prior to substantial completion of Landlord’s Work then for all purposes of this Lease, Landlord’s Work shall be deemed to have been substantially completed on the date Tenant commenced possession, operations or work in the Premises, as the case may be.

43. Intentionally Omitted.

44. Limitation of Liability.

Tenant agrees that the liability of Landlord under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Premises, shall be limited to Landlord’s interest in the Building. In no event shall Tenant make any claim against or seek to impose any personal liability upon any general or limited partner of Landlord, or any principal of any firm or corporation that may hereafter be or become the Landlord.

45. Indemnification and Insurance.

A. Tenant shall indemnify, save harmless and defend Landlord and Landlord Parties (as defined below) and their respective principals, members and/or agents, against and from any and all claims arising from any breach by Tenant, or any of its subtenants or licensees or its or their employees, agents, visitors, invitees or contractors or subcontractors under the Lease, any work or thing whatsoever done, or any condition created in or about the Premises during the term hereof or arising from any acts or omissions of Tenant or any of its subtenants or licensees or its or their employees, agents visitors, invitees or contractors or subcontractors, except to the extent arising out of the gross negligence or willful misconduct of Landlord, its agents or employees (subject, however, to the waiver of subrogation provisions of Articles 9 and 45 hereof).

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B. Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof the following insurance coverage:

(1) For the benefit of all Superior Mortgagees, all Superior Lessors, and Managing Agent (all of the foregoing, collectively, “Landlord Parties”), Landlord and Tenant, a comprehensive policy of liability insurance, including without limitation liquor liability insurance in the event liquor is served at or in the Premises, protecting and indemnifying Tenant, as named insured and Landlord and all Landlord Parties, as additional insureds, against claims for personal injury, bodily injury or property damage occurring upon, in or about the Premises, and the public portions of the Building used by Tenant, its employees, agents, contractors, customers, invitees and visitors including, without limitation, personal injury, death or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than Five Million ($5,000,000.00) Dollars per occurrence and Five Million ($5,000,000.00) Dollars in the general aggregate for personal injury, death and property damage, of which limits may be reached by a combination of General Liability and Excess Liability policies. The paid liability insurance shall include a broad form contractual liability endorsement protecting Tenant against loss arising out of liabilities assumed by Tenant by indemnity or otherwise.

(2) All Risk coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant’s work and improvements and betterments, located in the Premises.

(3) Business interruption or rental value insurance in an amount at least equal to the rental value of the Premises for at least twelve (12) months (that is, the aggregate amount of all rent and other consideration payable under the lease by Tenant).

(4) Workers’ compensation and occupational disease insurance, employee benefit insurance or any other insurance in the statutory amounts required by the laws of the state in which the Building is located, with broad form all-states endorsement; and employer’s liability insurance with a limit of One Million ($1,000,000.00) Dollars for each accident.

Tenant waives all rights of recovery against Landlord and Landlord Parties, for any loss, damages or injury of any nature whatsoever to all personal property, fixtures, furnishing and equipment, including any Alteration Work and any other losses covered under any policies of insurance coverage otherwise required to be maintained by Tenant, including its comprehensive policy of liability insurance and worker’s compensation. Tenant shall obtain from Tenant’s insurance carrier and will deliver to Landlord evidence of the Waiver of Subrogation Rights. Tenant hereby releases Landlord, Landlord Parties, their principals (disclosed or undisclosed), their agents and respective employees in respect of any claim (including a claim for negligence) which it might otherwise have against Landlord, Landlord Parties, their principals (disclosed or undisclosed), their agents or respective employees in respect of the losses covered under the policies of insurance coverage required to be maintained by Tenant hereunder, including for loss, damage or destruction with respect to Tenant’s property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in New York County.

On or before the Commencement Date, Tenant shall deliver to Landlord duplicate originals of the aforesaid policies or certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums thereof. Tenant’s certificate of insurance shall specify that all of Tenant’s insurance is primary, not contributory, and not in excess of any other insurance of the certificate holder.

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C. All policies of insurance procured by Tenant shall be issued in form reasonably acceptable to Landlord by insurance companies with general policy holder’s ratings of not less than A and in a Financial Size Category of not less than XII, as rated in the most current available “Best’s” insurance reports, and licensed to do business in the State of New York and authorized to issue such policy or policies;

D. All insurance procured by Tenant shall be for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture), Landlord’s managing agent, and unless Landlord otherwise requests, any Landlord Party, as their respective interests may appear, and shall contain an endorsement that each of Landlord and Landlord Parties, although named as an additional insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed and undisclosed) by reason of the negligence of Tenant, its servants, agents, employees, and contractors. In the case of insurance against damage by fire or other casualty, the policy or policies shall name Landlord and/or the Superior Mortgagee and/or the Superior Lessor as insureds as their respective interests may appear, shall provide that loss shall be adjusted with Landlord, and shall be payable to Landlord and/or the Superior Mortgagee and/or Superior Lessor as directed by the Landlord, to be held and disbursed by Landlord and/or the Superior Mortgagee under a standard mortgage clause;

E. All policies of insurance procured by Tenant shall contain endorsements providing as follows: (i) that such policies may not be materially changed, amended, reduced, canceled (including for non-payment of premium) or allowed to lapse with respect to Landlord or the Landlord Parties except after thirty (30) days’ prior notice from the insurance company to each, sent by registered mail: and (ii) that Tenant shall be solely responsible for the payment of all premiums under such policies and that Landlord or any other party named therein shall have no obligation for the payment thereof notwithstanding that Landlord or certain other parties may be named as an additional insured.

46. Landlord’s Right to Relocate Tenant. At any time prior to or during the Term of this Lease, Landlord may substitute for the Premises at such time (such premises being hereinafter referred to as the “replaced premises”), whether or not any other substitution has been made pursuant to this Article prior to such time, other space in the Building (such other space being hereinafter referred to as the “substitute premises”) by a written notice given to the Tenant not later than thirty (30) days prior to the date specified in such notice as the effective date for such substitution. The notice shall have annexed thereto a floor plan identifying the substitute premises. The substitute premises shall be reasonably comparable in size, layout, finish and utility to the replaced premises (as reasonably determined by Landlord). If the effective date specified in such notice is subsequent to the Commencement Date, the Tenant shall vacate the replaced premises and surrender the same to the Landlord on or before such effective date. The Landlord shall promptly, after the Tenant enters into occupancy of the substitute premises, pay to the Tenant any reasonable moving costs incurred by the Tenant because of such substitution, said move shall only take place after hours (i.e. after 5:00 p.m. on Business Days) or any time on Saturday, Sunday or other legal or union holiday. The Landlord shall not be responsible to pay any other costs or expenses of the Tenant in connection therewith including, without limitation, any claim of lost profits incurred by the Tenant due to such relocation. In the event of a substitution of space pursuant hereto, the “Premises” as used in this Lease shall thereafter and for all purposes be deemed to refer to the substitute premises at such time. By taking occupancy of the “substitute premises” Tenant shall be deemed to have acknowledged that the Landlord has met all of its obligations under this Article 46.

47. Broker. Landlord and Tenant represent and warrant to the other that neither consulted nor negotiated with any broker or finder with regard to the rental of the Premises from Landlord other than Charney Management, LLC Colliers International NY LLC and Kritzer Realty LLC (collectively, the “Broker”). Landlord and Tenant agree to indemnify and hold the other harmless from any claims, suits, damages, costs and expenses suffered by the other by reason of any breach of the foregoing representation. Landlord shall pay the commission due to the Broker in connection with this Lease pursuant to a separate agreement(s).

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48. Binding Effect. It is specifically understood and agreed that this Lease may be offered to Tenant for signature by the leasing or managing agent and is subject to Landlord’s acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this Lease shall have been approved and executed by Landlord and delivered to Tenant.

49. Miscellaneous.

A. Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, Building, sanitation or other department of the city, state or federal governments.

B. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant’s obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

C. If Tenant is in arrears in the payment of Fixed Rent or Additional Rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

D. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

E. If in this Lease it is provided that Landlord’s consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

F. If payment of any Fixed Rent or Additional Rent shall not have been paid by the fifth day after the date on which such amount was due and payable, then, in addition to and without waiving or releasing any other remedies of Landlord, a late charge of six cents ($.06) for each dollar overdue shall be payable on demand by Tenant to Landlord as damages for Tenant’s failure to make prompt payment. In default of payment of any late charges, Landlord shall have (in addition to all other remedies) the same rights as provided in this Lease for nonpayment of Fixed Rent. Nothing in this Article contained and no acceptance of late charges by Landlord shall be deemed to extend or change the time for payment of Fixed Rent or Additional Rent.

G. This Lease may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same agreement and facsimile and electronic signatures shall be binding with the same force and effect as manual signatures.

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H. This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Premises.

I. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Premises or the Building in violation of applicable law. “Hazardous Materials”, as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of “hazardous substances”, hazardous wastes”, “hazard materials”, “toxic substances”, “contaminants” or any other pollutant, or otherwise regulated by any Federal, state or local environmental laws, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Section, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, upon demand, as Additional Rent. At least one (1) year prior to the Expiration Date, Tenant shall identify and forward written notice of any Hazardous Materials brought into the Premises by Tenant or any other party claiming through or under Tenant.

J. The individual signatories to this Lease each represent that they are duly authorized to execute this document. Upon Landlord’s request, Tenant will execute and deliver to Landlord a Secretary’s Certificate or certified resolutions setting forth the authority of the officer or authorized signatory executing the lease by and on Tenant’s behalf.

K. Any representations made by any other party other than Landlord itself shall not be binding upon Landlord.

L. If the Premises are adjacent to any setback or roof area of the Building, Tenant hereby acknowledges and agrees that it shall not use or permit the use of same for any purpose whatsoever.

M. If, at any time during the term of this Lease, Landlord expends any sums for alterations or improvements to the Building which are required to be made pursuant to any law, ordinance or governmental regulation, or are necessary to ensure the safety of all Building systems, including, without limitation installation of an exhaust or other ventilation system to service all the generators in the Building and costs incurred in connection with re-certification pursuant to one or more Green Rating Systems or to support achieving any energy and carbon reduction targets that are customarily paid by owners of comparable first class office buildings and any costs, expenses, fines or other similar charges required to be paid by Landlord under Local Law 97 of the Local Laws of the City of New York or any amendment, modification, supplement or replacement thereof (the “Carbon Emissions Law”), then Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of such costs within ten (10) days after demand therefor. If, however, the cost of such alteration or improvement is one which is required to be amortized over a period of time pursuant to applicable governmental regulations, Tenant shall pay to Landlord, as Additional Rent, during each year in which occurs any part of the Term of this Lease, Tenant’s Proportionate Share of the reasonable annual amortization of the cost of the alteration or improvement.

N. Subject to Force Majeure Event(s), security requirements, service interruptions, and the Rules and Regulations, Tenant shall have access to the Premises twenty four (24) hours a day, seven (7) days a week.

O. Tenant represents and warrants that neither Tenant nor any of its partners, officers, directors, members or shareholders is listed on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001), or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC, or pursuant to any other applicable Executive Orders, or any other list of persons or entities with whom Landlord is restricted from doing business with by similar legal requirements or by any lenders or ground lessors on account of any such legal requirements (“OFAC Lists”) and Tenant covenants that all of the foregoing warranties and representations set forth in this sentence shall remain true throughout the Term. Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall immediately notify Landlord if Tenant has knowledge that any of its principals or beneficial owners is or may be listed on any OFAC Lists, or pleads nolo contendere to, or is or may be (i) indicted on, (ii) arraigned and held over on, or (ii) convicted of, any charges involving money laundering or predicate crimes to money laundering. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any legal request. Further, Tenant shall indemnify and hold Landlord harmless from any third party claims arising out of or in connection with the foregoing warranties and representations being untrue and in the event any of such warranties or representations is untrue, the same shall be deemed an incurable default of Tenant under the Lease.

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P. The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language.

Q. Tenant shall keep the terms, provisions and existence of this Lease (including, without being limited to, any and all exhibits and other documents, instruments and other items executed and delivered in connection with this Lease) (collectively, “Confidential Information”) strictly confidential and shall not provide a copy of, or show or otherwise discuss or disclose the Confidential Information or any summary of the terms and provisions thereof to any person or party. Notwithstanding the foregoing, Tenant shall be permitted to disclose the Confidential Information to Tenant’s attorneys and accountants, provided that Tenant advises such attorneys and accountants of the provisions of this Section 49Q. Tenant shall also be permitted to disclose the Confidential Information to the extent such disclosure is required by law to do so in accordance with a court order or other legal process demanding the disclosure of such Confidential Information (in which case Tenant shall promptly notify Landlord of such demand for disclosure and provide Landlord with a copy of the relevant subpoena, court order or other legal demand, in each case, prior to Tenant disclosing such items). Landlord shall be permitted to institute legal proceedings to resist, limit or condition the release of any of the Confidential Information at Landlord’s sole cost and expense and Tenant shall reasonably cooperate with such efforts by Landlord. The provisions of this Section shall survive the termination of the Lease.

R. Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal or state court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives personal service of any summons and complaint and consents to the service upon it of process in any such action or proceeding by mailing of such process to Tenant at the address set forth herein via overnight mail by any nationally recognized overnight courier and hereby agrees that such service shall be deemed sufficient; (c) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (d) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York. In furtherance of the foregoing, Tenant hereby agrees that its address for notices by Landlord and service of process under this Lease shall be the Premises.

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S. Tenant shall be entitled to its pro rata share of listings in the lobby directory for the Building, if any. In addition, any window treatments in the Premises shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed.

50. Yellowstone Relief.

A. Tenant acknowledges that the Building, and Land in which the Premises is located, is secured by a Mortgage, and to enable Landlord to make the payments called for by said Mortgage, Landlord is relying upon receiving the cash flow to be generated by Tenant satisfying Tenant’s monetary obligations to Landlord under this Lease (including, without limitation, the obligation to pay Fixed Rent). Tenant further acknowledges that Landlord’s receiving such cash flow from Tenant is essential to Landlord’s being able to make the payments called for by said Mortgage and, without said cash flow, Landlord in all likelihood would default as to the Mortgage. Accordingly, Tenant agrees and consents that if Tenant at any time seeks Yellowstone relief from the court, then:

(1) Tenant will advise the court in its motion papers seeking such Yellowstone relief of the existence of this Lease clause;

(2) Any affidavit or affirmation submitted by Tenant in support of such Yellowstone motion will include: (i) an expressed request that the Yellowstone injunction being sought be conditioned, at a minimum, on Tenant both being current in payment of Fixed Rent to Landlord and continuing, each and every month during the period of any Yellowstone injunction, to make monthly Fixed Rent payments to Landlord as required by this Lease, and (ii) an expressed statement that payment of said monthly amounts into escrow would be inadequate and is not what Tenant seeks;

(3) Any order to show cause submitted by Tenant to any court in connection with and as part of its Yellowstone motion will include provisions qualifying both interim and ultimate relief on Tenant both being current in payment of Fixed Rent to Landlord and continuing, each and every month during the period of any Yellowstone relief, to make monthly Fixed Rent payments to Landlord as required by this Lease; and

(4) Tenant acknowledges that the provisions of this Article 50 are material and that Landlord would not have entered into this Lease without the inclusion of this Article 50. Accordingly, Tenant agrees that if it at any time seeks Yellowstone relief, other injunctive relief or other equitable relief of any kind from any court but fails to comply with any of subparagraphs (1), (2), or (3) above, then such failure in and of itself shall be irrefutable and sufficient proof demonstrating both that Tenant has unclean hands and that the equities balance against the injunctive or other equitable relief sought by Tenant, mandating denial of Tenant’s motion for injunctive or other equitable relief. Tenant further agrees and consents that any such failure in the context of a motion for Yellowstone relief in and of itself shall be irrefutable and sufficient proof demonstrating a lack of good faith willingness by Tenant to cure whatever default is the subject of the Yellowstone motion, mandating denial of Tenant’s motion for Yellowstone relief.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

LANDLORD: LECHAR REALTY SUB 2 LLC, a Delaware limited liability company

By:	/s/ Joseph N. Giannola
Name:	Joseph N. Giannola
Title:	Authorized Signatory

TENANT: NANO NUCLEAR ENERGY INC, a New York corporation

By:	/s/ Jiang Yu
Name:	Jiang Yu
Title:	Founder and Chairman

SCHEDULE A

[*****]

SCHEDULE 1

FIXED RENT SCHEDULE

Tenant shall pay Fixed Rent as follows:

Period:	Annual Fixed Rent:	Monthly Installment:
First (1st) Lease Year:	$403,260.00	$33,605.00
Second ( 2nd) Lease Year:	$413,341.50	$34,445.13
Third (3rd) Lease Year:	$423,675.04	$35,306.25
Fourth (4th) Lease Year:	$434,266.91	$36,188.91
Fifth (5th) Lease Year:	$445,123.59	$37,093.63
Sixth (6th) Lease Year:	$456,251.68	$38,020.97
Seventh Lease Year:	$467,657.97	$38,971.50
Balance of Term:	$479,349.42	$39,945.78

All Fixed Rent shall be payable in equal monthly installments as heretofore provided, without offset, deduction or counterclaim. The Fixed Rent escalates each Lease Year by two and one-half percent (2.5%) as set forth in the Fixed Rent Schedule above. The term “Lease Year” shall mean the period starting on the Commencement Date and expiring on the last day of the month in which the first anniversary of the Commencement Date occurs, and every subsequent period of twelve (12) calendar months during the Term.

Sched. 1 - 1

SCHEDULE 15

INVENTORY/ PHOTOS OF FURNITURE

[*****]

SCHEDULE 33

RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and sideguards. If the Premises are situated on the ground floor of the Building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said Premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or any other tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6. No tenant shall mark, paint, drill into, or in any way deface any part of the Building of which they form a part and no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used as interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof. Each tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

Sched. 33 - 1

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations.

9. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

10. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

11. Landlord shall have the right to prohibit any advertising by any tenant which in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

13. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

14. Any louvers shall be installed as Building standard and only with Landlord’s prior approval and otherwise in accordance with the standard quantity and quality adopted by Landlord for the Building.

15. Tenant shall not commence construction of Alteration Work in the Premises and/or Building, as the case may, be until all original insurance certificates, as required by Landlord, are on file with Landlord.

16. Tenant shall provide Landlord with a list of general contractors or construction manager(s) under consideration for the Alteration Work. This list shall include the major subcontractors being considered by each main contractor i.e., HVAC, plumbing, sprinkler and electrical work. Landlord shall review the list and shall have the right to prohibit Tenant’s use of any general contractor, construction manager or subcontractors. Tenant’s general contractor and/or construction manager(s) shall submit an AIA contractor qualification statement to Landlord in conjunction with its review.

17. All Building Department applications with assigned BN# and Permits must be on file with Landlord prior to starting Alteration Work. Copies of the all building permits must be posted on the job site by the general contractor. Tenant’s general contractor shall make all arrangements for final inspections and sign-offs prior to substantial completion of the Alteration Work and copies of the same forwarded to Landlord upon completion.

18. Tenant’s general contractor shall comply with all local labor laws, building codes, OSHA requirements, and all applicable rules and regulations.

Sched. 33 - 2

19. A satisfactory schedule in the form of a trade bar graph or equal device indicating time for work of all trades, including off-site fabrication, if applicable shall be submitted to Landlord prior to commencement of Alteration Work.

20. Prior to the commencement of Alteration Work and after submission to the Landlord, and approval of, all requested Alteration Work documents, a meeting will be held at Tenant’s space, which meeting will be attended by the following:

A.)	Tenant’s Representative
B.)	Tenant’s Architect & Engineer
C.)	Tenant’s General Contractor/Construction Manger
D.)	Landlord’s Representative

21. On a daily basis, all contractors must notify Landlord, and sign in before commencing any Alteration Work and sign out when leaving building. A representative of contractor can sign in for his workers, however, he must state each trade and the number of men working in the building. Tenant and Tenant’s contractor will be responsible to pay for any charges associated with the above mentioned workers working after normal business hours.

22. Tenant’s contractor’s jobsite representative shall attend all job meetings and prepare all meeting minutes and reports necessary to document the progress of Alteration Work. The contractor shall provide a temporary jobsite telephone number to remain in place for the entire duration of the Alteration Work.

23. During the performance of Alteration Work, Tenant’s construction supervisor or job superintendent must be present on the job site at all times.

24. There should be no use of obscene language, comments or gestures in the building especially in tenant spaces, elevators or lobbies. Violation of this rule will constitute immediate expulsion.

25. The main lobby of the Building is not to be used as a place of business by contractors (filling out forms or telephone calls) or a “drop off” and “pick up” point for messengers or delivery persons. Building staff is not authorized to accept any packages for tenants and/or contractors.

26. The existing Class “E” fire alarm system (including all wiring and controls) must be maintained at all times. Any additions or alterations to the existing systems shall be coordinated with the building office as required. All related work is to be performed by the Landlord’s fire alarm vendor and coordinated by the Tenant’s general contractor.

27. All wood used, whether temporary or not, such as blocking, form work, doors, frames, etc., shall be fire rated in accordance with all applicable building codes and fire code requirements governing Alteration Work.

28. Building standby personnel (i.e. Building Operating Engineer, an Elevator Operator and/or other Building personnel), required for all construction will be at Landlord’s discretion. Freight elevators used for overtime deliveries must be scheduled with the Landlord at least 48 hours in advance, as required at Landlord’s then prevailing rate.

29. The Contractors shall comply with the rules and regulations of the building elevators and the manner of handling, materials, equipment and debris to avoid conflict and inference with building operations. All bulk deliveries or removals will be made prior to 8:00 am and after 5:00 pm or on weekends, as required.

Sched. 33 - 3

30. All construction personnel must use the freight elevator at all times. Any and all tradesmen found riding the passenger elevators without prior approval from Landlord will be escorted out of the building and not be allowed re-entry without written approval from the building office.

31. During the performance of Alteration Work, all demolition work to occur on occupied floors shall be performed after normal working hours or on weekends. This would include carting or rubbish removal as well as performing any operations that would disturb other building tenants (drillings, chopping, grinding, recircuiting, etc.)

32. Tenant’s contractor shall verify existing conditions and note any and all discrepancies between plans, specifications, and job site conditions to the building office prior to start of work.

33. No conduits or cutouts are permitted to be installed in the floor slab without prior written approval from Landlord. Landlord reserves the right to restrict locations of such items to areas that will not interfere with the building’s framing system and components.

34. Plumbing connections to building supply, waste and vent lines are to be performed after normal working hours, and are to include the following minimum requirements.

A.)	Separate shutoff valves for all new hot and/or cold water supply lines (including associates access doors).

B.)	Patch and repair of existing construction on floor below, immediately following completion of plumbing work (to be performed after normal working hours, as required).

35. Tenant’s contractor must coordinate all work to occur in public spaces, core areas and other tenant occupied spaces with Landlord, and perform all such work after normal working hours (to include associated patch and repair work). The contractor shall provide all required protection of existing finishes within the affected area(s).

36. Tenant’s contractor must perform all floor coring, drilling or trenching after normal working hours, and obtain permission and approval of same prior to performing such work. Inter floor core drilling is prohibited!

37. Convector mounted outlets and associated conduits, wiring, boxes, etc. shall be located and installed where they will not hinder the operation or maintenance of existing fan coil units or prevent removal or replacement of access panels or removable covers.

38. Recircuiting of existing power/lighting panels and circuits affecting building and/or tenant operations are to be performed after normal working hours and coordinated with the building office, as required.

39. All burning and welding to be performed in occupied or finished areas shall be performed after normal working hours and coordinated with the building office in advance, as required.

40. Notices of construction violations, unfair labor practices, safety violations, etc. given to the tenant or contractor must be forwarded to Landlord within one (1) Business Day of issuance with written notice on how the violation is to be removed.

41. All notices from the tenant to Landlord or from Landlord to the tenant shall be in written form.

Sched. 33 - 4

42. Tenant shall not carry out any work which will affect public area, adjacent tenant space, exterior walls, structural elements including floors, or any work which will disturb existing tenants during normal working hours.

43. Any and all alterations to the building sprinkler system (including draining of the system) are to be performed after normal working hours and coordinated with the Landlord as required.

44. Tenant’s contractor shall be responsible for any and all daily cleanup required to keep the jobsite throughout the entire course of the work clean, neat and free of debris. No debris shall be allowed to accumulate in any and all public areas, as required.

45. Tenant’s contractor shall be responsible for proper protection of all existing finishes and construction for work to be performed in finished or occupied areas. All work to be performed in occupied areas shall be performed after normal working hours and coordinated with the building offices, as required.

46. Tenant’s contractor shall perform any and all hoisting associated with Alteration Work after normal working hours. Tenant’s contractor will obtain all required permits and insurance to perform work of this nature. The contractor shall specify hoisting methods and provide all required permits and insurance to the building office prior to the start of Alteration Work.

47. Tenant’s contractor will provide all temporary heat, light and power required to complete the job. All temporary work shall conform to code as required. All disconnects and temporary hookups shall be coordinated with Landlord, as required.

48. All contractors and subcontractors shall perform all work in a professional manner, and shall work in close harmony with one another as well as with all building management and maintenance personnel.

49. Tenant’s contractor shall be responsible to make arrangements for all required storage of material and security with Landlord, as required and Tenant’s contractor takes full responsibility for its tools, materials and equipment stored on site.

50. Tenant’s contractor shall in no case carry out work which will negatively affect the Buildings utility system, including, but not limited to, electrical main feeds, panels and riser, plumbing, water and waste run outs and mains, telephone, local law lines, main security lines, hot or cold riser run outs and main air supply ducts or plenums. Any work in the vicinity of such utilities or lines shall be carried so as to minimize chance of damage. Any such damage must be reported to the Property Management Office at once.

51. Tenant’s contractor shall make arrangements with the architect/engineer -of - record for preparation of punch list and inspections of completed work prior to the completion of construction. All punch list work shall be completed within a thirty (30) day period, as required.

52. Tenant’s contractor shall forward complete copies of all approved contractor submittal and building department sign-offs and as-built drawings to the building office immediately following completion of construction.

53. Tenant’s contractor shall be responsible for all final tests, inspections and approvals associated with all modifications, deletions and/or additions to building Class “E” system and equipment.

54. Tenant’s contractor to provide the building office with an approved submittal and close-out documents as well as all required final inspections and building department sign-offs just prior to or immediately following completion of construction.

55. Tenant’s contractor use of electric power during construction will be in strict accordance with all applicable codes.

Sched. 33 - 5

SCHEDULE 34

FORM OF GUARANTY

GUARANTY dated as of March 7, 2024 by Jiang Yu, having a residence at [*****] (“Principal” or “Guarantor”).

RECITALS

A. NANO NUCLEAR ENERGY INC., a New York corporation (“Tenant”) is a party to a lease (“Lease”), with LECHAR REALTY SUB 2 LLC (“Landlord”), whereby Tenant has leased from Landlord the entire 30th floor (the “Premises”) in the building known as 1441 Broadway, New York, New York.

B. Landlord has requested Principal to personally guaranty the performance of Tenant’s obligations under the Lease and the payment of all rent and additional rent owed by Tenant until Tenant has surrendered the Premises as provided for herein.

C. Accordingly, Principal agrees as follows:

1. Principal guarantees to Landlord the payment and performance of Tenant’s obligations under and in accordance with the Lease, including, without limitation, the payment of fixed and additional rent (the “Obligations”). This is a guaranty of payment and not only of collection. Provided and on the condition there exists no default under the Lease by Tenant on the Surrender Date (as defined below), Guarantor’s liability pursuant to this Guaranty shall be limited to (X) the sum of Obligations which accrue up to the date that is ninety (90) days after the last to occur of: (such date, the “Surrender Date”) (a) Tenant vacating the Premises; (b) Tenant removing its property from the Premises; and (c) Tenant delivering the keys to Landlord and surrendering the Premises in accordance with the Lease, and (Y) all costs and expenses incurred by Landlord in connection with the enforcement of this Guaranty, including, without limitation, reasonable attorneys’ fees (as further set forth in Paragraph 4 below). Landlord may, at its option, proceed against Principal and Tenant, jointly and severally, or Landlord may proceed against Principal under this Guaranty without commencing any suit or proceeding of any kind against Tenant or, without having obtained any judgment against Tenant. Any security deposit under the Lease shall not be credited against amounts payable by Tenant or by Principal under this Guaranty.

2. The obligations of Principal under this Guaranty are unconditional, are not subject to any set-off or defense based upon any claim Principal may have against Landlord, and will remain in full force and effect, subject to Paragraphs 1 and 4 herein, without regard to any circumstance or condition, including, without limitation: (a) any modification or extension of the Lease (except that the liability of Principal hereunder will apply to the Lease as so modified or extended); (b) any exercise or non-exercise by Landlord of any right or remedy in respect of the Lease, or any waiver, consent or other action, or omission, in respect of the Lease; (c) any transfer by Landlord or Tenant in respect of the Lease or any interest in the Premises; (d) any bankruptcy, insolvency, receivership, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding involving or affecting Landlord or Tenant or their obligations, properties or creditors, or any action taken with respect to such obligations or properties or the Lease, by any trustee or receiver of Landlord or Tenant, or by any court, in any such proceeding; (e) any defense to or limitation on the liability or obligations of Tenant under the Lease, or any invalidity or unenforceability, in whole or in part, of any obligation of Tenant under the Lease or of any term of the Lease; or (f) any transfer by Principal of any or all of the capital stock of Tenant or the control thereof.

3. Principal waives presentment and demand for payment, notice of non-payment or non-performance, and any other notice or demand to which Principal might otherwise be entitled.

4. Principal will reimburse Landlord for all costs and expenses incurred by Landlord in connection with the enforcement of this Guaranty, including, without limitation, reasonable attorneys’ fees, irrespective of when and if the Surrender Date occurs.

Sched. 34 - 1

5. Should Landlord be obligated in any bankruptcy proceeding to repay to Tenant or Principal or to any trustee, receiver or other representative of Principal any amounts previously paid, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayment if it in good faith on the advice of counsel believes that such obligation exists.

6. Principal and Landlord each waive trial by jury of all issues arising in any action, suit or proceeding to which Landlord and Principal may be parties in connection with this Guaranty.

7. Principal will execute, acknowledge and deliver all instruments and take all action as Landlord from time to time may reasonably request to ratify this Guaranty or otherwise confirm the Obligations.

8. No delay by Landlord in exercising any right under this Guaranty nor any failure to exercise the same will waive that right or any other right.

9. Any notice or other communication hereunder must be in writing and will be deemed duly served on the date it is mailed by registered or certified mail in any post office station or letter box in the continental United States or via overnight courier service, addressed if to Principal, to the address of Principal set forth herein or such other address as Principal shall have last designated by notice to Landlord, and addressed if to Landlord, to it at 1441 Broadway, New York, New York with a copy to Landlord’s counsel at the following address:

[*****]

or such other address as Landlord shall have last designated by notice to Principal.

10. This Guaranty may not be modified or terminated orally or in any manner other than by an agreement in writing signed by Principal and Landlord, or their respective successors and assigns.

11. This Guaranty and any issues arising hereunder will be governed by the laws of the State of New York, and Principal consents to the jurisdiction of the Courts of the State of New York, concerning all issues arising hereunder.

12. All remedies of Landlord by reason of this Guaranty are separate and cumulative remedies and no one remedy, whether exercised by Landlord or not, will be in exclusion of any other remedy of Landlord and will not limit or prejudice any other legal or equitable remedy which Landlord may have.

13. If any provision of this Guaranty or the application thereof to any person or circumstance will to any extent be held unenforceable, the remainder of this Guaranty or the application of such provision to persons or circumstances other than those as to which it is held unenforceable, will not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

14. Principal represents and warrants to Landlord that:

(A) Principal has full power, authority and legal right to cause this Guaranty to be signed and delivered, and to perform and observe the provisions of this Guaranty, including, without limitation, the payment of all moneys hereunder.

(B) This Guaranty constitutes the legal, valid and binding obligation of Principal, and is enforceable in accordance with its terms, subject to applicable bankruptcy or other similar laws.

Sched. 34 - 2

(C) Principal, to the best of his/her knowledge, as of the date hereof, is not in violation of any decree, ruling, judgment, order or injunction applicable to it nor any law, ordinance, rule or regulation of whatever nature, nor are there any actions, proceedings or investigations pending or threatened against or affecting Principal (or any basis therefor known to Principal) before or by any court, arbitrator, administrative agency or other governmental authority or entity, any of which, if adversely decided, would materially or adversely affect its ability to carry out any of the terms, covenants and conditions of this Principal.

(D) No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by Principal of this Guaranty or for the payment of any sums hereunder.

(E) Neither the execution and delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, conflict or will conflict with or result in a breach of any of the terms, conditions or provisions of any order, writ, injunction or decree of any court or govern mental authority, or of any agreement or instrument to which Principal is a party or by which it is bound, or constitutes or will constitute a default thereunder.

(F) Principal is not entitled to immunity from judicial proceedings and agrees that, in the event Landlord brings any suit, action or proceeding in New York or any other jurisdiction to enforce any obligation or liability of Principal arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceedings will be claimed by or on behalf of Principal.

15. This Guaranty will inure to the benefit of and may be enforced by Landlord and its successors or assigns, and will be binding upon and enforceable against Principal and its successors and assigns. If there is more than one Principal, Principal’s obligations and liabilities under this Guaranty will be joint and several.

[Remainder of page intentionally left blank; signatures on following page.]

Sched. 34 - 3

IN WITNESS WHEREOF, Principal has duly executed this Guaranty as of the day and year first above written.

/s/ Jiang Yu
Jiang Yu SSN: [*****]

STATE OF	)
) ss.:
COUNTY OF	)

On this 7th day of March, in the year 2024, before me, the undersigned, a Notary Public in and said State, personally appeared Jiang Yu, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ [*****]
Notary Public

Sched. 34 - 4

SCHEDULE 42

Landlord’s work

Landlord will perform certain work using Building standard finishes, colors and materials, as generally described below:

●	Install four (4) glass fronted offices in the locations approximately as shown on Schedule 42-A annexed hereto on the 41st Street portion of the floor on which the Premises are located

●	Install convector covers.

Sched. 42 - 1

SCHEDULE 42-A

[*****]

Sched. 42 - A